FINANCIAL STATEMENTS AND
REPORT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS

TURLEY CORRECTIONAL FACILITY

June 30, 1997 and 1996







               Report of Independent Certified Public Accountants
               --------------------------------------------------



Board of Directors
Avalon Community Services, Inc.

We have audited the accompanying statements of net assets acquired of the Turley Correctional Facility, as of June 30, 1997 and 1996, and the related statements of direct revenues and operating expenses for the years then ended. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets acquired of the Turley Correctional Facility, as of June 30, 1997 and 1996, and its direct revenues and operating expenses for the years then ended in conformity with generally accepted accounting principles.

GRANT THORNTON LLP

Oklahoma City, Oklahoma
April 2, 1998

                          Turley Correctional Facility
                       STATEMENTS OF NET ASSETS ACQUIRED


                                      June 30,
                                --------------------             September 30,
                                  1996        1997                    1997
                                --------    --------             -------------
                                                                  (Unaudited)

Property and equipment, net     $597,771    $581,611                $574,497
                                --------    --------                --------


       Net assets               $597,771    $581,611                $574,497
                                ========    ========                ========




        The accompanying notes are an integral part of these statments.

                          Turley Correctional Facility

              STATEMENTS OF DIRECT REVENUES AND OPERATING EXPENSES


                                                                   Three months
                                           Year ended June 30,        ended
                                           --------------------    September 30,
                                             1996       1997           1997
                                           --------   ---------    -------------
                                                                    (Unaudited)

Direct revenues
 State contract                            $ 640,386  $ 885,594    $ 221,721
 Federal contracts, including client fees    384,796    412,275      122,562
 Miscellaneous income                          2,196      7,124        2,200
                                           ---------  ---------    ---------
  Total direct revenues                    1,027,378  1,304,993      346,483

Operating expenses
 Direct operating                            753,829    891,195      214,206
 General and administrative                  259,850    313,127       87,478
 Depreciation and amortization                30,512     38,743        9,261
                                           ---------  ---------    ---------
  Total operating expenses                 1,044,191  1,243,065      310,945
                                           ---------  ---------    ---------

   Direct revenues in excess of (less
    than) operating expenses                 (16,813)    61,928       35,538

Net assets acquired, beginning of period     453,622    597,771      581,611

Net increase (decrease) in net assets
 arising from intracompany transactions      160,902    (78,088)     (42,652)
                                           ---------  ---------    ---------
Net assets acquired, end of period         $ 597,711  $ 581,611    $ 574,497
                                           =========  =========    =========

        The accompanying notes are an integral part of these statements.

                          Turley Correctional Facility

                         NOTES TO FINANCIAL STATEMENTS

                             June 30, 1997 and 1996


NOTE A - SUMMARY OF ACCOUNTING POLICIES

A summary of significant accounting policies applied in the preparation of the accompanying financial statements follows.

1. Basis of Presentation
   ---------------------

On October 2, 1997, Avalon Community Services, Inc. ("Avalon") purchased the operations and certain assets of the Turley Correctional Facility (the "Facility"), a 150-bed adult residential correctional facility located in Tulsa, Oklahoma which was operated by Freedom Ranch, Inc. ("Freedom Ranch"), a nonprofit organization. The Facility's revenues are primarily from contracts with the Oklahoma Department of Corrections and the Federal Bureau of Prisons. Avalon did not assume any debt or liabilities of the Facility. The accompanying financial statements present the net assets acquired by Avalon and the direct revenues and operating expenses of the Facility.

2. Property and Equipment
   ----------------------

Property and equipment are recorded at cost. The cost of maintenance and repairs is charged to expense as incurred; significant renewals and betterments are capitalized. Depreciation and amortization are provided using the following methods and useful lives:

           Category                   Method            Useful life
     -----------------------      ---------------      ------------

     Furniture and equipment       Straight-line        5-10 years
     Building  improvements        Straight-line          16 years
     Vehicles                      Straight-line           5 years
     Buildings                     Straight-line          30 years

3. Revenue Recognition
   -------------------

The Facility recognizes revenues as services are provided. Revenues are earned based upon the number of inmates on a per diem basis. All correctional revenues are received monthly from various governmental agencies.

4. Interim Financial Information
   -----------------------------

In the opinion of management, the unaudited financial statements as of September 30, 1997 and for the three months then ended include all adjustments, consisting of normal recurring accruals, necessary to present fairly the Facility's net assets acquired and the direct revenues and operating expenses of the Facility for the three months ended September 30, 1997.

5. Accounting Estimates
   --------------------

The preparation of financial statements requires the use of management's estimates and assumptions in determining the carrying values of certain assets and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts for certain revenues and expenses during the reporting period; accordingly, actual results could differ from those estimates.

                          Turley Correctional Facility

                             June 30, 1997 and 1996


NOTE B - ALLOCATION OF OVERHEAD

Freedom Ranch charged overhead and fees to the Facility to offset the cost of certain management and administrative expenses. Such overhead charges and fees have been allocated to the Facility using various bases, including proportional percentages of revenues and salaries of individual components, and aggregated $265,735 and $197,287 for the years ended June 30, 1997 and 1996, respectively. Interest expense has not been allocated to the Facility since no debt was transferred with the Facility. Income taxes have not been provided since Freedom Ranch is an organization exempt from taxes under Section 501(c)(7) of the Internal Revenue Code. Management believes that overhead, fees, insurance costs, and other administrative costs incurred by Freedom Ranch have been allocated to the Facility on a reasonable basis.

NOTE C - PROPERTY AND EQUIPMENT

The elements of property and equipment and related accumulated depreciation as of June 30, 1997 and 1996 are as follows:

                                                                 Accumulated
                                                  Cost           depreciation
                                                --------         ------------
        June 30, 1997
          Land                                  $100,000         $     -
          Buildings and improvements             478,935           39,992
          Furniture and equipment                 75,538           54,742
          Vehicles                                32,933           11,061
          Computer equipment                       3,198            3,198
                                                --------         --------
                                                $690,604         $108,993
                                                ========         ========

        June 30, 1996
          Land                                  $100,000        $      -
          Buildings and improvements             466,385           18,572
          Furniture and equipment                 67,843           45,754
          Vehicles                                32,258            4,564
          Computer equipment                       3,198            3,023
                                                --------        ---------
                                                $669,684        $  71,913
                                                ========        =========